Exhibit 10.16
NB Manufacturing, Inc.

Employment Agreement
Chris Richarde

This Employment Agreement (this “Agreement”) is made to be effective as of June 4, 2012 (the “Effective Date”) by and between NB Manufacturing, Inc., a Nevada corporation (“Employer”), and Chris Richarde (“Employee”).

Preliminary Statements:

A.           Employer desires to employ Employee on the terms and conditions described herein.

B.           Employee desires to accept such employment on the terms and conditions described herein.

In consideration of the mutual promises, terms, provisions and conditions contained in this Agreement, the parties agree as follows:

Agreement:

1.	Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

“Agreement” means this Employment Agreement, as amended, modified or restated from time to time.

“Base Salary” is defined in Section 3.1.

“Basic Compensation” means Base Salary and Benefits.

“Benefits” is defined in Section 3.3.

“Board of Directors” means the Board of Directors of the Employer, or if the Employer does not have a board of directors, the body, entity or other Person that holds similar oversight and management authority for Employer.

“Bonus” is defined in Section 3.2.

“Business” is defined as the business of serving as a holding company for subsidiaries which sell online advertising and digital sales of goods and services and are developing online gaming and social media concepts.

“Cause” means, in each case as reasonably determined by Employer’s Board of Directors, (a) any intentional or willful wrongdoing or gross negligence by Employee that results in, or could reasonably be expected to result in, material harm, injury or damage to Employer or its Related Persons; (b) Employee’s willful neglect or disregard of Employee’s duties; (c) a material violation of Employer’s policies and procedures (including, but not limited to, engaging in sexual harassment or discrimination); (d) a breach by Employee of any of Sections 5 or 6; (e) the misappropriation (or attempted misappropriation) of any of Employer or Employer’s Related Person’s funds or property or funds or property belonging to the Employer’s customers or clients; (f) the admitted commission of or the conviction of or the entering of a guilty plea or plea of no contest with respect to, any misdemeanor involving dishonesty or moral turpitude by Employee; or (g) the admitted commission of or the conviction of or the entering of a guilty plea or plea of no contest with respect to, any felony by Employee.  In the event of (b) or (c), Employee will have a one-time opportunity to cure, if curable, within fifteen (15) days from receipt of notice from Employer, with one exception: no opportunity to cure will be provided to Employee for violations of Employer’s anti-discrimination or anti-harassment policies.  In addition, any subsequent occurrences of Employee committing acts described in (b) or (c) above will not be subject to cure.

“Effective Date” is defined in the preamble.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body or any other similar entity.

“Related Persons” means Employer and all of its direct or indirect subsidiaries and affiliates.

“Term” means the period of Employee’s employment under this Agreement, which begins on the Effective Date and ends on the effective date of Employee’s termination of employment for whatever reason under this Agreement.

2.	Employment Terms and Duties.

2.1 Employment.  Employer hereby employs Employee for the position set forth in Exhibit A, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Agreement.

2.2 Term. During the Term, Employee will be employed at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Employee or Employer.  No representative of Employer, other than a duly authorized representative of the Board of Directors, has the authority to alter the at-will employment relationship.  Any change to the at-will employment relationship must be by specific, written agreement signed by Employee and the Board of Directors duly authorized representative.  Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

2.3 Duties.  Employee will have the title and perform the duties set forth in Exhibit A together with such duties as are directed in writing by the Board of Directors of Employer.  In performing these duties, the Employee shall (i) faithfully and loyally serve the Company; (ii) comply in all respects with the lawful and reasonable directions and instructions of the Board of Directors; and (iii) use his best efforts to promote and serve the interests of the Company. Employee will devote all of Employee’s time, attention, skill and energy to the business of Employer during business hours and during such other hours as may be reasonably necessary to fulfill Employee’s duties and responsibilities, with the exception of absences on account of illness or vacation in accordance with Employer’s policies in effect from time to time.

3.	Compensation and Benefits.

3.1 Salary.  During the Term, Employee will be paid the annual gross base salary set forth in Exhibit A (“Base Salary”), less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, which will be payable in equal periodic installments in accordance with Employer’s customary payroll practices in effect from time to time, but no less frequently than monthly.

3.2 Annual Bonus Opportunity. Employer shall provide the Employee with an annual bonus opportunity, as determined by the Board of Directors from time to time (the “Bonus”).

3.3 Benefits.  Employee will, during the Term, be eligible to participate in life insurance, hospitalization, major medical, management incentive plans and other fringe benefits generally available to employees of Employer that may be in effect from time to time, subject to the terms and conditions of Employer’s benefit plan documents, in addition to any other benefits set forth in Exhibit A (collectively, the “Benefits”). Employer reserves the right to change or eliminate the Benefits on a prospective basis, at any time, effective upon notice to Employee.

4.	Termination.

4.1 Termination.  Effective upon the termination of Employee’s employment under this Agreement (“Termination Date”), Employer will be obligated to pay Employee (or, in the event of Employee’s death, Employee’s designated beneficiary as defined below) only such compensation as is provided in this Section 4.  For purposes of this Section 4, Employee’s designated beneficiary will be such individual beneficiary or trust, located at such address as Employee may designate by notice to Employer from time to time or, if Employee fails to give notice to Employer of such a beneficiary, Employee’s estate.  Notwithstanding the preceding sentence, Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of Employee, to determine whether any beneficiary designated by Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any Person purporting to act as Employee’s personal representative (or the trustee of a trust established by Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.  Upon payment of the amounts set forth in this Section 4, Employer’s obligations under this Agreement to make any further payments of any kind or provide any benefits of any kind to Employee shall thereupon cease and terminate.

4.2 Termination Pay.  If Employee’s employment is terminated, Employee will receive only Employee’s Base Salary then in effect, prorated to the date of termination, and any accrued Benefits (the “Termination Pay”).  In addition, Employee will be entitled to any COBRA coverage to which Employee may be legally entitled (but at Employee’s sole expense).

4.3 Requirements for Receiving Termination Pay.  Employee will only receive the Termination Pay if the Employee:  (i) complies with all surviving provisions of this Agreement; (ii) executes a full general release in substantially the same form attached as Exhibit B (which may be subject to further modifications in the future in accordance with applicable law), releasing all claims, known or unknown, that Employee may have against Employer arising out of or any way related to Employee’s employment or termination of employment with Employer, and such release has become effective in accordance with its terms prior to the 30th day following the Termination Date (unless a longer consideration period is otherwise required by law), and (iii) agrees not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of Employer (“Payment Conditions”).  If the Payment Conditions are satisfied, payment of the Termination Pay shall take place on or before the 30th day following the Termination Date. All other Employer obligations to Employee will be automatically terminated and completely extinguished.

4.4 Benefits.  Subject to Section 4, Employee’s accrual of, or participation in plans providing for, Benefits will cease on the Termination Date.

5. Confidentiality and Proprietary Rights Agreement.  Employee agrees to execute and comply with the terms and conditions of the NB Manufacturing, Inc. At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement (the "Confidentiality Agreement"), a copy of which is attached as Exhibit C and is incorporated by this reference.

6. Representation.  All parties to this Agreement acknowledge that the law firm of Keller Rohrback, PLC is representing Employer in connection with this Agreement.  Employee acknowledges that Employee has been advised to seek separate legal counsel regarding this Agreement and any related documents and to consult with a tax advisor regarding federal and state tax consequences of entering into this Agreement.

7. General Provisions.

7.1 Covenants of the Confidentiality Agreement are Essential Covenants.  The covenants by Employee in the Confidentiality Agreement are essential elements of this Agreement, and without Employee’s agreement to comply with such covenants, Employer or Employer’s Related Person would not have entered into this Agreement or employed Employee and would not have disclosed to Employee any of the Confidential Information, as defined therein.  Employee has independently consulted with his own counsel and has been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer or Employer’s Related Persons.  Employee’s covenants in the Confidentiality Agreement are essential covenants and the assertion of any claim by Employee against Employer or Employer’s Related Person under this Agreement or otherwise, will not excuse Employee’s breach of any covenant in the Confidentiality Agreement.  If Employee’s employment hereunder expires or is terminated for any reason, this Agreement and the Confidentiality Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Employee in the Confidentiality Agreement.

7.2	Representations and Warranties by Employee.

(a) Employee represents and warrants to Employer that the execution and delivery by Employee of this Agreement does not, and the performance by Employee of Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Employee; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

(b) Employee represents and warrants to Employer that Employee is not subject to a non-compete, non-solicit or similar obligation with a former employer or other Person that will affect the performance of Employee’s duties with Employer.

7.3 Obligations Contingent on Performance.  It is specifically understood that in the event Employee breaches the covenants in the Confidentiality Agreement, Employee will return any payments made to or for the benefit of Employee following the Termination Date and Employer will be under no further obligation to make further payments, if any, to Employee following the Termination Date.

7.4 Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be satisfied by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.5 Binding Effect; Assignment; Delegation of Duties Prohibited.  This Agreement will inure to the benefit of, and will be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which Employer or a Related Person may merge or consolidate or to which all or substantially all of its assets may be transferred.  This Agreement is expressly assignable by Employer without the consent of Employee in connection with any such transaction and may be assigned in the future by Employer to a Related Person.  The duties and covenants of Employee under this Agreement, being personal, may not be assigned or delegated.

7.6 Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of transmission), provided that a copy is mailed by registered mail, postage prepaid, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate from time to time by notice to the other parties):

If to Employer:                      NB Manufacturing, Inc.
80 E. Rio Salado Parkway, Suite 115
Tempe, AZ 85281Attn: Chris Richarde, CEO
Facsimile:

With copies to:                     Keller Rohrback, PLC
3101 N. Central Avenue, Suite 1400
Phoenix, AZ 85012
Attn: Stephen R. Boatwright
Facsimile: (602) 248-2822

If to Employee:                     At that address set forth on the signature page hereto, or such other address
Employee has subsequently provided in writing to Employer at the above address.

7.7 Entire Agreement; Amendments.  This Agreement and the exhibits attached hereto contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

7.8 Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to conflicts of laws principles.

7.9 Attorneys’ Fees.  In the event of any dispute relating to this Agreement, the successful party in any litigation or arbitration shall be entitled to recover its reasonable attorney’s fees or other costs incurred from the other party hereto.

7.10 Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” (or “included” or “includes”) will be deemed to be followed by the phrase “without limitation.”

7.11 Severability.  If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision will be deemed amended to provide Employer the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected.

7.12 Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf.)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.13 Mutual Negotiation.  The parties have jointly participated in the negotiation, drafting and/or discussion of this Agreement.  In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the Effective Date.

EMPLOYER:

NB Manufacturing, Inc.

By:
Name:
Title:

EMPLOYEE:

Chris Richarde

Address:        80 E. Rio Salado Parkway, Suite 115
Tempe, AZ 85281
Telephone Number:  __________________
Facsimile Number:  __________________

Exhibit A
to
Employment Agreement

1.	Employee: Chris Richarde

2.	Title: Chief Executive Officer or CEO

3.	Duties:
-  Develop and oversee the company's strategic plan for growth, profitability and organizational structure. Oversee and promote the company objectives and goals.

-Identify and qualify potential acquisition targets and strategic partnerships for the company.

-Develop and oversee company operational policies and procedures focusing on company growth strategies, production goals and increased efficiency.

-Develop growth strategies and new sales verticals for the company to increase company revenue and meet company objectives.

-Review and evaluate company employee performance and compliance with company objectives.

4.	Base Salary: $350,000.00 USD per year

5.	Stock Incentive Plan:
Employee will be eligible to participate in a Stock Incentive Plan once established/created in conjunction with completion of the Employers proposed merger with a public shell company.

6.	Expense Reimbursement:
Employer will reimburse Employee for all reasonable business expenses incurred by Employee on behalf of Employer in the ordinary course of business while carrying out his duties.

7.	Medical & Retirement Benefits:
As described in Section 3.2 of this Agreement

Exhibit B
to
Employment Agreement

Release

You further specifically agree by your signature on this Agreement that you fully release the Employer and its Affiliates from any claims arising from your employment with the Employer or otherwise (except for claims that arise under this Agreement) and that your release shall be construed as broadly as possible and shall include without limitation any (1) contractual or other claims of employment or payment you may have, if any; (2) claims, if any, arising out of or in connection with the initiation, termination, or existence of your employment relationship with the Employer or any services performed on behalf of the Employer or its Related Persons; (3) claims, if any, regarding accrued leave, vacations, bonuses, commissions, profit participation, or any other form of benefits attributable to your employment with the Employer; and (4) claims, if any, arising under the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Immigration Reform and Control Act, as amended, the Occupational Safety and Health Act, as amended, the Family and Medical Leave Act of 1993, any state workers' compensation laws, any state wage and hour laws, any other federal or state statute or regulation, and any allegation for costs, fees or other expenses including attorneys' fees incurred. You represent that you have not assigned to any other person any of the foregoing claims and that you have the full right to grant this release. Notwithstanding the foregoing, this general release is not intended to bar any claims that, by statute, may not be waived, such as claims for any challenge to the validity of your release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement.

Exhibit C
to
Employment Agreement